                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check to appropriate box:

[_]  Preliminary information statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

[x]  Definitive information statement

                                 HEMOXYMED, INC.
                (Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule or registration statement no.:

(3)  Filing party:

(4)  Date filed:

                                 HEMOXYMED, INC.
                         50 Lakeview Parkway, Suite 111
                             Vernon Hills, IL 60061

May 19, 2003

Dear Stockholder:

The purpose of this Information Statement is to inform you of consent resolutions approved in writing by a majority of our stockholders, in lieu of a special or annual meeting of stockholders. A majority of our stockholders have approved the following proposed corporate actions:

1. To amend our Certificate of Incorporation to change our corporate name to ADoxy Biotechnology, Inc.

2. To amend our Certificate of Incorporation to increase the authorized shares of the Company from 50,000,000 to 205,000,000.

3.   To approve the Hemoxymed 2003 Stock Option Plan.

The holders of a majority of the outstanding common stock holding approximately
50.4 % of the outstanding shares of our common stock (the "Majority Stockholders") have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after June 20, 2003. Under federal law, the corporate actions to be taken pursuant to the stockholder consents cannot be taken until at least 20 days after this Information Statement has first been sent to stockholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved by resolution the actions in connection with the above-referenced corporate actions.

This Information Statement is being furnished to shareholders of record on May 19, 2003 of Hemoxymed, Inc. for information purposes, in connection with the actions described above. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

Bruce N. Barron
Chairman & CEO

                                VOTING SECURITIES

The Board of Directors fixed the close of business on April 1, 2003, the date on which written consents were obtained, as the record date for determining the number of shares necessary for the actions outlined below to be effectively taken by written consent and the record date for determination of stockholders entitled to receipt of this Information Statement.

As of April 1, 2003, the outstanding capital stock of the Company consisted of 47,701,098 shares of Common Stock, and each share of Common Stock represented one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2003, except as set forth in the footnotes, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Stock, (ii) each of the Company's Directors and executive officers, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name. The address of all owners listed is C/O Hemoxymed, Inc., 50 Lakeview Parkway, Suite 111, Vernon Hills, Illinois 60061. As of April 1, 2003, a total of 47,701,098 shares of our common stock, all of which are voting shares, 4,582,636 options to purchase shares of our Common Stock, and 2,758,109 Common Stock Purchase Warrants were issued and outstanding.

                                              COMMON STOCK
                                              ------------
                                          Number of   Percent of
Name                                        Shares       Class
----                                        ------       -----
Bruce N. Barron  (1)                        877,402       1.8%
John F. DeBernardis, Ph.D. (1)              353,050       0.7%
Richard Stone (2)                         3,992,900       8.4%
Preston Tsao (2)                             67,935       0.1%
Vaughn Bryson  (7)                                -       0.0%
Daniel J. Kerkman, Ph.D. (3)                175,785       0.4%
David Ellison (3)                           205,537       0.4%
Judson A. Cooper (4) (5)                  7,987,570      16.7%
Joshua D. Schein, Ph.D. (4) (5)           7,990,676      16.8%
Prism Ventures, LLC (5)                   3,453,036       7.2%
David Stone (6)                           2,412,323       5.1%
All Directors and Officers as a
group  (7 persons)                        5,672,609      11.9%


(1)  Director and officer.

(2)  Director.

(3)  Officer.

(4) Includes 3,453,036 shares held by Prism Ventures, LLC. Investor is a member of Prism Ventures, LLC and has voting and/or investment control over the shares held by it.

(5)  Prism Ventures, LLC is jointly owned by Mr. Cooper and Dr. Schein.

(6) Includes 724,235 shares held by entities that the investor has voting and/or investment control over the shares held by it.

(7)  Director until February 2003.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2002, 2001 and 2000 by our Chief Executive Officer, President and Chief Operating Officer, Vice-President of R & D, and Chief Financial Officer.

     In September 2002, Hemoxymed established a strategic alliance through the closing of its merger (the "Merger") with Molecular Geriatrics Corporation ("MGC"). For financial reporting purposes, MGC has continued as the primary operating entity under the Hemoxymed name, and accordingly, the figures in the three tables below for the years 2000 and 2001, and for the period in 2002 prior to the closing of the Merger, relate solely to MGC.

-----------------------------------------------------------------------------------------------------------------------
                              Annual          Compensation                   Long Term   Compensation
-----------------------------------------------------------------------------------------------------------------------
Name and                                                     Other           Restricted  Securities      All
Principal Position                                           Annual          Stock       Underlying      Other
                       Year   Salary          Bonus          Compensation    Awards      Options (1)     Compensation
-----------------------------------------------------------------------------------------------------------------------

Bruce N. Barron        2002   $   225,000     $          0   $           0            0       151,493    $          0
CEO (2)                2001   $   225,000     $     40,000   $           0            0       539,883    $          0
                       2000   $   201,950     $          0   $           0            0       296,277    $          0
-----------------------------------------------------------------------------------------------------------------------
John F. DeBernardis    2002   $   214,000     $           0  $           0            0       120,402    $          0
Pres. & COO (3)        2001   $   214,000     $      35,000  $           0            0       427,956    $          0
                       2000   $   191,600     $           0  $           0            0       233,730    $          0
-----------------------------------------------------------------------------------------------------------------------
Daniel Kerkman         2002   $   148,000     $           0  $           0            0        52,737    $          0
V.P. of R & D (4)      2001   $   148,000     $      20,000  $           0            0       181,058    $          0
                       2000   $   134,700     $           0  $           0            0        65,839    $          0
-----------------------------------------------------------------------------------------------------------------------
David Ellison          2002   $   100,000     $           0  $           0            0        35,656    $          0
CFO (5)                2001   $   100,000     $      20,000  $           0            0       164,599    $          0
                       2000   $    85,500     $           0  $           0            0        69,131    $          0
-----------------------------------------------------------------------------------------------------------------------

(1) The number of options listed are post merger options. Each MGC option granted pre-merger was exchanged for .658394 options.

(2) Salary and bonus totaling $23,438 in 2002 and $86,875 in 2001 was deferred and has not yet been paid as of December 31, 2002.

(3) Salary and bonus totaling $22,292 in 2002 and $79,583 in 2001 was deferred. $9,185 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.

(4) Salary and bonus totaling $15,417 in 2002 and $50,833 in 2001 was deferred. $18,600 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.

(5) Salary and bonus totaling $10,417 in 2002 and $40,833 in 2001 was deferred. $28,600 was converted to shares of common stock in 2002, the remaining balance has not yet been paid as of December 31, 2002.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2002

The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2002:

                                Common Stock
                             Underlying Options       % of Total Options     Exercise Price Per
                                   Granted           Granted to Employees           Share           Expiration Date
                                   -------           --------------------           -----           ---------------

Bruce N. Barron                    151,493                  34.9%                   $0.15          June 1, 2012

John F. DeBernardis                120,402                  27.7%                   $0.15          June 1, 2012

Daniel J. Kerkman                   52,738                  12.1%                   $0.15          June 1, 2012

David Ellison                       35,656                   8.2%                   $0.15          June 1, 2012



                           AGGREGATED OPTION EXERCISES
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                   AND OPTION VALUES AS OF DECEMBER 31, 2002:

                                                                                             Value of Unexercised
                            Number of                  Number of Unexercised Options        In-the-Money Options at
                              Shares                        at December 31, 2002               December 31, 2002
                           Acquired on      Value           --------------------               -----------------
                             Exercise     Realized      Exercisable     Unexercisable    Exercisable     Unexercisable
                             --------     --------      -----------     -------------    -----------     -------------
Bruce N. Barron                  0             0           812,763           457,546           0                0

John F. DeBernardis              0             0           646,959           362,710           0                0

Daniel J. Kerkman                0             0           295,706           146,540           0                0

David Ellison                    0             0           172,691           126,323           0                0

                   ACTIONS TO BE TAKEN BY STOCKHOLDER CONSENT

The following explains more fully the corporate actions approved by the majority of the stockholders of Hemoxymed, Inc.

ITEM 1 - CHANGE IN CORPORATE NAME TO ADOXY BIOTECHNOLOGY, INC.

     Hemoxymed, Inc. is the corporate entity with two wholly-owned operating subsidiaries, Molecular Geriatrics Corporation ("MGC") and Hemoxymed SAS. Its MGC subsidiary is developing a diagnostic to detect, and novel therapeutics to treat, Alzheimer's disease. Its Hemoxymed SAS subsidiary is developing a drug delivery technology that involves a novel therapeutic process designed to increase tissue oxygenation.

     In order to more accurately reflect the operations of its two subsidiaries, the Board of Directors of Hemoxymed, Inc. as well as the holders of a majority of the outstanding shares of Common Stock approved a resolution to change the corporate name to ADoxy Biotechnology. In choosing the name ADoxy Biotechnology, the Board of Directors sought to capture the nature of i) its Alzheimer's disease operations in the "AD" portion of its name; ii) the oxygen therapy portion of its Hemoxymed subsidiary by the "oxy" portion of its name; and iii) the inclusion of the word "Biotechnology" to identify the industry that the Company is involved in.

     A copy of the resolution approving our corporate name change to ADoxy Biotechnology is set forth in Appendix A.

ITEM 2 - INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S STOCK TO 205,000,000 SHARES

     The Company's Certificate of Incorporation (the "Certificate") currently authorizes the issuance of up to 50,000,000 shares of Common Stock. The Board of Directors and the holders of a majority of the shares of outstanding Common Stock have approved an amendment (the "Amendment") to the Certificate to increase the number of authorized shares of all classes of stock to 205,000,000, consisting of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred stock. The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. The Board of Directors shall have the authority to fix, by Resolution, the voting powers (full, limited, multiple, fractional or none), designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any class or series thereof prior to, or concurrently with, the issuance of such shares. At the current time, the Company does not have any plan, commitment, arrangement, understanding or agreement, either oral or written, regarding any issuance of Preferred Stock subsequent to the authorization of shares of Preferred Stock. A copy of the Amendment to the Certificate of Incorporation is set forth in Appendix B.

     As indicated above, as of April 1, 2003 there were 47,701,098 shares of Common Stock outstanding. Additionally, the Company is obligated to issue up to
i) 2,758,109 shares of Common Stock upon the exercise of currently outstanding warrants; ii) 16,100,000 shares of Common Stock upon the conversion of $1,610,000 principal amount of outstanding convertible debt having a conversion price assumed to be $0.10 per share; and iii) up to 4,582,636 shares of Common Stock issuable upon the exercise of currently outstanding stock options authorized in connection with the merger of MGC and the Company in September 2002. The Company also needs to have additional shares of Common Stock available for issuance in a proposed private placement to raise up to $8 million for the Company. The net proceeds from the proposed private placement are intended to be used by the Company for research and development, working capital, general corporate purposes, and possibly for acquisitions of complementary companies or technologies.

     The proposed private placement is anticipated to have a minimum funding of $3,000,000 and a maximum funding of $8,000,000. The anticipated per share price of the proposed private placement is $0.20 per share of Common Stock, thus, 15,000,000 shares of Common Stock would be issued upon the minimum financing, and 40,000,000 shares of Common Stock would be issued upon the maximum financing. The conversion price of the outstanding convertible debt is 50% of the per share price of the proposed private placement, with a maximum conversion price of $0.15 per share.

     In addition to the existing commitments and capital needs referred to above, the additional shares of Common Stock authorized by the Amendment could be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, a split of, or dividend on, then outstanding shares or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and holders of Common Stock will not have any such rights to subscribe for the additional Common or Preferred Stock authorized. Any future issuances of authorized shares of Common or Preferred Stock may be authorized by the Board of Directors without further action by the stockholders.

     Although the Board of Directors will issue Common or Preferred Stock only when required or when the Board considers such issuance to be in the best interests of the Company, the issuance of additional Common or Preferred Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of stockholders. Furthermore, since Delaware law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the Amendment could permit the Board to issue shares to persons supportive of management's position. Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board, although perceived to be desirable to some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of Directors of the Company to retain their positions. Additionally, the presence of such additional authorized but unissued shares of Common and Preferred Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders.

     Except for i) shares of Common Stock reserved for issuance under the Company's newly adopted 2003 Stock Option Plan, ii) shares of Common Stock which the Company would be required to issue upon the exercise of outstanding warrants, iii) shares of Common Stock which the Company would be required to issue upon conversion of outstanding convertible debentures, and iv) shares of Common Stock the Company anticipates issuing in its proposed private placement to raise up to $8 million, the Board of Directors has no current plans to issue additional shares of Common Stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

ITEM 3 - ADOPTION OF THE 2003 STOCK OPTION PLAN

     Prior to the Merger, MGC adopted, in July 1993, and its stockholders approved, a stock option plan (the "Prior Plan") under which officers, employees, directors and consultants may be granted incentive or non-qualified stock options to acquire common stock. The incentive stock options granted under the Prior Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986. The exercise price of each option is no less than the market price of the Company's stock on the date of grant, and an option's maximum term is ten years. Options typically vest over a four-year period. The maximum number of shares of Common Stock available for issuance under the Prior Plan was 7,000,000. In conjunction with the Merger, each outstanding MGC stock option was exchanged for .658394 Hemoxymed, Inc. stock options. As a result, the outstanding MGC stock options automatically became options to purchase 4,582,636 shares of Hemoxymed, Inc. Common Stock.

     In order to accommodate these Hemoxymed, Inc. stock options outstanding as a result of the Merger, as well as to have options available for future grants, the Board of Directors adopted, and the holders of a majority of the shares of outstanding Common Stock approved by written consent, the 2003 Stock Option Plan (the "2003 Plan") which, in most material respects, is similar to the Prior Plan. The full text of the 2003 Plan is appended to this Information Statement as Appendix C, and the following summary is qualified in its entirety by reference to the 2003 Plan.

     The purpose of the 2003 Plan, which replaces all prior option plans of MGC and Hemoxymed, Inc., is to allow employees, outside Directors and consultants of the Company and its subsidiaries to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, such entities. It is intended that options granted under the 2003 Plan will qualify either as incentive stock options under Section 422 of the Code or as non-qualified options. Options granted under the 2003 Plan will only be exercisable for Common Stock.

     The 2003 Plan will be administered by a committee appointed by the Board of Directors (the "Compensation Committee") or by the Board itself. The Compensation Committee will designate the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations.

     The maximum number of shares of Common Stock available for issuance under the 2003 Plan is 12,000,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 2003 Plan that expire or terminate will again be available for options to be issued under the 2003 Plan.

     The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a "10% Stockholder").

     The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 2003 Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check. In addition, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the 2003 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 2003 Plan.

     Subject to the terms of the 2003 Plan, the Board of Directors, at its sole discretion, shall determine when an option shall expire. A stock option agreement may provide for expiration prior to the end of its term in the event of the termination of the optionee's service to the Company or death or any other circumstances.

     The 2003 Plan provides that outstanding options shall vest and become immediately exercisable in the event of a "sale" of the Company, including i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, ii) the sale of substantially all assets of the Company, or iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

     The Board of Directors may amend, suspend or discontinue the 2003 Plan, but it must obtain stockholder approval to i) increase the number of shares subject to the 2003 Plan, or ii) change the designation of the class of persons eligible to receive options.

     Under current federal income tax law, the grant of incentive stock options under the 2003 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However, the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 2003 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value, the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

     The Company, from time to time, engages in discussions with pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations. If any such transaction is ever consummated, the existence of these additional outstanding stock options under the 2003 Plan could have the effect of reducing the aggregate consideration received by existing stockholders in such transaction.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              BRUCE N. BARRON
                                              Chairman of the Board

Dated: May 19, 2003

                                                                      APPENDIX A

RESOLVED, that the name of the Company be changed to "ADoxy Biotechnology, Inc."; and that the Corporation's Certificate of Incorporation (previously amended on November 13, 2001) (the "Certificate of Incorporation") be further amended so that Article I shall read in its entirety as follows:

"The name of the Company shall be ADoxy Biotechnology, Inc."

                                                                      APPENDIX B

RESOLVED, that the Company increase the number of authorized shares of all classes of stock from 50 million to 205 million; and that accordingly the Certificate of Incorporation be amended so that Article IV shall read in its entirety as follows:

          "The aggregate number of shares which the Corporation shall have authority to issue is two hundred five million (205,000,000) consisting solely of:

               200,000,000 shares of Common Stock, $0.0025 par value per share; and

               5,000,000 shares of Preferred Stock, $0.0025 par value per share.

          The Board of Directors shall have the authority to fix by Resolution the voting powers (full, limited, multiple, fractional or none), designations, preferences, qual1ifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any class or series thereof prior to or concurrently with the issuance of such shares."

                                                                      APPENDIX C

                                 Hemoxymed, Inc.
                             2003 Stock Option Plan

                                    ARTICLE I

                                   DEFINITIONS

     1.1. AFFILIATE means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

     1.2. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Option granted to such Participant.

     1.3. BOARD means the Board of Directors of the Corporation.

     1.4. CODE means the Internal Revenue Code of 1986, and any amendments thereto.

     1.5. COMMITTEE means a committee of two or more members of the Board appointed to administer the Plan, who either are not eligible to participate in the Plan and have not been granted existing securities under the Plan or any other plan of the Corporation during the one year period prior to becoming a member of the Committee, or who are otherwise deemed to be "disinterested persons" within the meaning of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder.

     1.6. COMMON STOCK means the common stock, par value $.0025 per share, of the Corporation.

     1.7. CORPORATION means Hemoxymed, Inc., a Delaware corporation.

     1.8. DATE OF EXERCISE means, with respect to an Option, the date that the Option price is received by the Corporation.

     1.9. EMPLOYMENT AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of employment with the Corporation.

     1.10 FAIR MARKET VALUE means, on any given date, the closing price of the Common Stock on the principal securities exchange on which such Common Stock is traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Common Stock is traded if no Common Stock was traded on such immediately preceding day. If the Common Stock is not traded on a securities exchange, but is reported by the National Association of Securities Dealers Automated Quotation System and market information is published on a regular basis in THE NEW YORK TIMES or The WALL STREET JOURNAL, then Fair Market Value shall be deemed to be the average of the published high and low sales price or the published daily bid and asked prices of the Common Stock, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or, if not so published, on the next preceding date on which such prices were published. If market information is not so published on a regular basis, then Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the date immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. If the


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Common Stock is not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of a share of Common Stock.

     1.11. OPTION means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.12. PARTICIPANT means an employee of the Corporation or of an Affiliate, including an employee who is a member of the Board, or any consultant or other service provider to the Corporation or an Affiliate who is not an employee of the Corporation or an Affiliate, who in each instance satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

     1.13. PLAN means the Hemoxymed, Inc. 2003 Stock Option Plan.

     1.14. TEN PERCENT STOCKHOLDER means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate at the time any Option is granted to such individual. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

     The Plan is intended primarily to assist the Corporation and its Affiliates in recruiting and retaining employees with ability and initiative by enabling them to participate in the future success of the Corporation and its Affiliates and to associate the interests of such employees with those of the Corporation or its Affiliates and their stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("Incentive Stock Options" or "ISOs") and Options not so qualifying ("Non-Incentive Stock Options" or "NSOs"). No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option and if such Option so fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Incentive Stock Option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III

                                 ADMINISTRATION

     Except as provided herein, the Plan shall be administered by the Committee. In the event the Board does not appoint a Committee, the Board shall administer this Plan and, unless the context otherwise requires, any references in this Plan to the "Committee" shall mean the "Board". The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. The Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of any Agreement; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Corporation.


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

                                   ARTICLE IV

                                   ELIGIBILITY

     4.1. GENERAL. Any employee of the Corporation or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Corporation or an Affiliate. Any such employee may be granted one or more Options. A director of the Corporation who is an employee of the Corporation or an Affiliate may be granted Options under this Plan, including ISOs. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder. Any consultant or other service provider to the Corporation (including a Director who is not an employee of the Corporation or an Affiliate or a member of the Committee) is also eligible to participate in this Plan on the same conditions as employees, but may be granted only Options that are Non-Incentive Stock Options.

     4.2. GRANTS. The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant, provided, however, that Incentive Stock Options shall be granted only to employees of the Corporation or any Affiliate. All Options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Incentive Stock Options (under all incentive stock option plans of the Corporation and its Affiliates) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are Non-Incentive Stock Options.

                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

     5.1. SOURCE OF SHARES. Upon the exercise of any Option, the Corporation may deliver to the Participant authorized but unissued Common Stock.

     5.2. MAXIMUM NUMBER OF SHARES. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options is 12,000,000, subject to increases and adjustments as provided in Section 5.3 and
Article IX hereof.

     5.3. FORFEITURES, ETC. If an Option is terminated, in whole or in part, or expires without being exercised, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                   ARTICLE VI

                                  OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased on the exercise of any Option that is an Incentive Stock Option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the price per shall not be less than 110% of the Fair Market Value in the case of an Incentive Stock Option that is granted to a Ten Percent Shareholder.

                                   ARTICLE VII

                               EXERCISE OF OPTIONS

     7.1. ABILITY TO EXERCISE. An Option shall be exercisable commencing on the date of grant or on any other date thereafter established by the Committee prior to the expiration period, subject to such limitations as are set forth in this Plan or in the Agreement; provided, however, that with respect to an Option that is an Incentive Stock Option such Option shall not be exercisable for a longer period of time than provided under Section 422 of the Code.

     7.2. MAXIMUM EXERCISE PERIOD. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted, or after the expiration of five years from the date such Option was granted to a Ten Percent Stockholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period. All Options which are Incentive Stock Options shall terminate on the date the Participant's employment with the Corporation terminates, except as provided in the Agreement with respect to death, disability, termination of employment by the Corporation without cause or by the Participant with cause or a "change in ownership" (as described in any Agreement, Employment Agreement or the Code).

     7.3. NONTRANSFERABILITY. Any Option granted under this Plan shall be nontransferable by the optionee, either voluntary or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant, except with respect to a Participant who has become "disabled" within the meaning of Section 22(e) of the Code. Any Option granted herein shall be exercised only by the Participant or by his conservator or legal representative in the event of death or disability. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     7.4. EMPLOYEE STATUS. For purposes of determining the applicability of
Section 422 of the Code (relating to the Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee, in its discretion, may determine "employee status".

     7.5 ACCELERATED VESTING OF OPTIONS IN EVENT OF SALE OR MERGER. "Sale" means: (i) sale (other than a sale by the Corporation) of securities entitled to more than 75% of the voting power of the Corporation in a single transaction or a related series of transactions; or (ii) sale of substantially all of the assets of the Corporation; or (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation immediately prior to such reorganization, merger or consolidation do not own securities immediately after the reorganization, merger or consolidation entitled to more than 50% of the voting power of the reorganized, merged or consolidated company. Notwithstanding the other provisions of this Plan, immediately prior to a Sale, each Participant may exercise his or her Option as to all shares of Common Stock then subject to the Option, regardless of any vesting conditions otherwise expressed in the Option. Voting power, as used in this Section 7.5, shall refer to those securities entitled to vote generally in the election of directors, and securities of the Corporation not entitled to vote but which are convertible into, or exercisable for, securities of the Corporation entitled to vote generally in the election of directors shall be counted as if converted or exercised, and each unit of voting securities shall be counted in proportion to the number of votes such unit is entitled to cast.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

     8.1. EXERCISE. An Option granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any

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time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option.

     8.2. PAYMENT. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash, a cash equivalent, Common Stock or any other consideration acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Corporation, provided, however, that shares of Common Stock may be surrendered by a Participant who is subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time in payment of all or part of the Option price only if the surrendered shares have been held by the Participant for at least six months prior to the Date of Exercise. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

     8.3. LOANS. The Corporation, in accordance with the requirements of Regulation G of the Federal Reserve Board regulations ("Regulation G") and other applicable law, may lend the Participant all or part of the Option price as determined in accordance with Article VI hereof, provided that the maximum loan amount shall not exceed the Fair Market Value at the time of purchase by the Participant of the shares of Common Stock acquired with the loan proceeds. The principal amount of the loan shall be repayable in not more than five annual installments, provided, however, that all principal and accrued interest on such loan amounts shall become immediately due and payable upon the Participant's termination of employment with the Corporation or any sale of the shares of Common Stock underlying the Option. The Participant shall pay interest on the unpaid principal balance at such rate as the Committee shall determine, which shall be no less than the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Corporation shall be pledged to the Corporation as security for the repayment thereof. In the discretion of the Board, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made, provided, however, that the Corporation, in accordance with the requirements of Regulation G, shall not release any shares of Common Stock which would cause the amount outstanding under a loan to exceed the "maximum loan value" of the remaining shares pledged by the Participant, determined at the time of such release. While such shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

     8.4. STOCKHOLDER RIGHTS. No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the Date of Exercise of such Option.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number and kind of shares as to which Options may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted by way of increase or decrease as the Committee in the exercise of its reasonable judgment shall determine to be equitably required, in the event that (a) the Corporation (i) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

                                    ARTICLE X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Corporation's shares may be listed. The Corporation shall have the right to rely upon an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1. EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Corporation or an Affiliate or in any way affect any right and power of the Corporation or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     11.2. UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

     11.3. RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XII

                                    AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment materially increases the benefits accruing to Participants under the Plan, (ii) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, or
(iii) the amendment materially changes the requirements as to eligibility for participation in the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

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                                  ARTICLE XIII

                                DURATION OF PLAN

     No Option may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by stockholders of the Corporation as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its adoption by the Board, provided that no Option will be effective unless this Plan is approved by stockholders holding a majority of the Corporation's outstanding total combined voting power of all classes of stock of the Corporation, voting in person or by proxy at a duly held stockholders' meeting or by written consent, in each case within twelve months of the adoption of this Plan by the Board.

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